Form N-CSR Item 13(d) Exhibit

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-262832 on Form N-2 of our report dated December 19, 2023, relating to the financial statements and financial highlights of Eaton Vance Tax-Advantaged Dividend Income Fund (the “Fund”), appearing in this Annual Report on Form N-CSR of the Fund for the year ended October 31, 2023.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
December 22, 2023